Exhibit 23.4

CONSENT OF ANTHONY CLARK

The undersigned hereby states as follows:

I, Anthony Clark, assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date of September 10, 2019, issue date October 7, 2019 as amended September 22, 2020, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (No. 333-239139) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-K.

Date: February 25, 2021	By: /s/ Anthony Clark

Name: Anthony Clark